SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): November 1, 2002


                          L.A.M. PHARMACEUTICAL, CORP.
                      ------ -----------------------------
             (Exact name of Registrant as specified in its charter)


     Delaware                         0-30641                  52-2278236
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)



                   800 Sheppard Avenue West, Commercial Unit 1,
                                                              -
                        Toronto, Ontario, Canada M3H 6B4
          (Address of principal executive offices, including Zip Code)


        Registrant's telephone number, including area code: (877) 526-7717
                                                            --------------



                                       N/A
                 ----------------------------------------- ----
          (Former name or former address if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

Convertible Notes and Series F Warrants

      On November 1, 2002, L.A.M. sold convertible notes, plus Series A, B, C and D warrants, to a group of private investors for $500,000. The notes do not bear interest, are unsecured and are payable on November 1, 2005.

      At the holder's option the notes are convertible into shares of L.A.M.'s common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The initial Conversion Price is $0.29.

      If L.A.M. sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price, the Conversion Price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be.

     L.A.M. has agreed to file a registration statement with the Securities and Exchange Commission in order that the shares of common stock issuable upon the conversion of the notes or the exercise of the warrants may be resold in the public market.

      Until 180 days after the effective date of the registration statement which L.A.M. has agreed to file the note holders will have a first right of refusal to participate in any subsequent financings involving L.A.M.

      Upon the occurrence of any of the following events L.A.M. is required to redeem the notes at a price equal to 120% of then outstanding principal balance of the notes:

          - the suspension from listing or the failure of L.A.M.'s common stock to be listed on the OTC Bulletin Board for a period of five consecutive trading days; or

          - the registration statement which L.A.M. has agreed to file is not effective by March 31, 2003

          - the effectiveness of the registration statement lapses for any reason or the registration statement is unavailable to the note holders and the lapse or unavailability continues for a period of fifteen consecutive trading days, or 25 non-consecutive trading days during any twelve month period, provided the cause of the lapse or unavailability is not due to factors primarily within the control of the note holders.

          - any representation or warranty made by L.A.M. to the note holders proves to be materially inaccurate or L.A.M. fails to perform any material covenant or condition in its agreement with the note holders.

          - a purchase, tender or exchange offer accepted by the holders of more than 33% of L.A.M.'s outstanding shares of common stock.

          - L.A.M. files for protection from its creditors under the federal bankruptcy code.

      The Series A warrants allow the holders to purchase 426,136 shares of L.A.M.'s common stock at a price of $0.35 per share at any time prior to November 1, 2007.

      If L.A.M. sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable warrant exercise price, the exercise price of the Series A warrants will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be.

      The Series B warrants allow the holders to purchase 937,500 shares of L.A.M.'s common stock at a price of $0.80 per share at any time prior to November 1, 2007. Within two days after the end of any period of ten consecutive days that the closing bid price of L.A.M.'s common stock has exceeded $1.20, L.A.M. has the right, upon 15 days advance written notice to the holders of the Series B warrants, to force the holders to exercise the unexercised portion of the Series B warrants.

      The Series C warrants allow the holders to purchase 625,000 shares of L.A.M.'s common stock at a price of $1.20 per share at any time prior to November 1, 2007. Within two days after the end of any period of ten consecutive days that the closing bid price of L.A.M.'s common stock has exceeded $2.00, L.A.M. has the right, upon 15 days advance written notice to the holders of the Series C warrants, to force the holders to exercise the unexercised portion of the Series C warrants.

      The Series D warrants allow the holders to purchase 468,750 shares of L.A.M.'s common stock at a price of $1.60 per share at any time prior to November 1, 2007. Within two days after the end of any period of ten consecutive days that the closing bid price of L.A.M.'s common stock has exceeded $2.50, L.A.M. has the right, upon 15 days advance written notice to the holders of the Series D warrants, to force the holders to exercise the unexercised portion of the Series D warrants.

      L.A.M.'s right to force the warrant holders to exercise the Series, B, C and D warrants is subject to a number of conditions, including the following:

          - there is in effect a registration statement which the holders may use to sell the shares issuable upon the exercise of the warrants.

          -    L.A.M.'s  common  stock is listed for trading on the OTC Bulletin
               Board

      The exercise price of the Series B, C and D warrants is not subject to adjustment except in the case of stock splits, consolidations and similar transactions.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 1, 2002

                                 L.A.M. PHARMACEUTICAL,CORP.



                                 By:  /s/ Joseph Slechta
                                    -------------------------------------
                                      Joseph Slechta, President